

         As filed with the Securities and Exchange Commission on August 16, 2001
                                            Registration No. 333-_______________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  --------------------------------------------

                             REGISTRATION STATEMENT
                                   ON FORM S-8

                                      UNDER
                           THE SECURITIES ACT OF 1933
                 ----------------------------------------------

                              DIGITAL IMPACT, INC.
             (Exact name of Registrant as specified in its charter)

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
                                 177 Bovet Road, Suite 200
                                San Mateo, California 94402
         Delaware            (Address of principal executive                   94-3286913
 (State of Incorporation)      offices, including zip code)       (IRS Employer Identification Number)


                 ----------------------------------------------

                      DIGITAL IMPACT, INC. 1998 STOCK PLAN
             DIGITAL IMPACT, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)
                 ----------------------------------------------


                                  William Park
   President, Chief Executive Officer and Chairman of the Board of Directors
                              DIGITAL IMPACT, INC.
                            177 Bovet Road, Suite 200
                           San Mateo, California 94402
                                 (650) 356-3400
            (Name, address and telephone number of agent for service)

                                    Copy to:
                                 Selim Day, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                                   One Market
                         Spear Street Tower, Suite 3300
                             San Francisco, CA 94105

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





                         CALCULATION OF REGISTRATION FEE
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
=========================================================================================================
                                                            PROPOSED          PROPOSED
                                             AMOUNT          MAXIMUM          MAXIMUM        AMOUNT OF
                                             TO BE       OFFERING PRICE      AGGREGATE      REGISTRATION
  TITLE OF SECURITIES TO BE REGISTERED    REGISTERED(1)   PER SHARE(2)     OFFERING PRICE       FEE
=========================================================================================================

Common Stock, $0.001 par value, to be
   issued upon exercise of options under
   the Digital Impact, Inc. 1998 Stock
   Plan                                     1,348,038            $1.29         $1,738,969       $434.74

Common Stock, $0.001 par value, to be
   issued under the Digital Impact, Inc.
   1999 Employee Stock Purchase Plan          533,512            $1.10           $586,863       $146.72

                             Total          1,881,550                          $2,325,832       $581.46
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-----------
(1)  This Registration Statement shall also cover any additional shares of
     Digital Impact, Inc.'s Common Stock which become issuable under the Digital
     Impact, Inc. 1998 Stock Plan or Digital Impact, Inc. 1999 Employee Stock
     Purchase Plan by reason of a stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in the increase in the number of the outstanding shares of
     Digital Impact, Inc.'s Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the price of $1.29 per share, which was the average of the high and low price per share of the Common Stock as reported on the Nasdaq National Market on August 10, 2001 (the "Market Price"). The price per share for the 1999 Employee Stock Purchase Plan is 85% of the Market Price. The indicated number of shares to be registered represents additional shares issuable under the listed plans that are not covered by previous registration statements.

            STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8--
                     REGISTRATION OF ADDITIONAL SECURITIES

        The Registrant filed Registration Statements on Form S-8 with the Securities and Exchange Commission on April 13, 2000 (SEC File No. 333-34678) (the "April Form S-8") and August 30, 2000 (SEC File No. 333-44782) (the "August Form S-8"). The April Form S-8 was filed in connection with the Registrant's 1998 Stock Plan and 1999 Employee Stock Purchase Plan. The August Form S-8 was filed in connection with an amendment to the Registrant's 1998 Stock Plan. This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1998 Stock Plan and 1999 Employee Stock Purchase Plan. The contents of the April Form S-8 and the August Form S-8, including periodic filings updating or amending the contents of the April Form S-8 or August Form S-8, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

      Exhibit
      Number
      -------
        4.1           Digital Impact, Inc. 1998 Stock Plan, as amended

        4.2(1)        Digital Impact, Inc. 1999 Employee Stock Purchase Plan

        5.1           Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                      Corporation

        23.1          Consent of PricewaterhouseCoopers LLP

        23.2          Consent of Counsel (contained in Exhibit 5.1)

        25.1          Power of Attorney (see signature page)

        -----------------------
        (1) Incorporated by reference to Digital Impact's Registration Statement on Form S-1 (SEC File No. 333-87299), as amended, declared effective by the Securities and Exchange Commission on November 22, 1999.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on August 16, 2001.

                               DIGITAL IMPACT, INC.

                               By:  /s/ WILLIAM PARK
                                    --------------------------------------------
                                    William Park
                                    Chief Executive Officer and Chairman of the
                                    Board of Directors


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Park and David Oppenheimer, jointly and severally, his or her attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 16, 2001.


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
         Signature                                             Title
------------------------------            -------------------------------------------------
 /s/ WILLIAM PARK                         Chief Executive Officer and Chairman of the Board
------------------------------            of Directors (Principal Executive Officer)
 William Park


 /s/ DAVID OPPENHEIMER                    Senior Vice President, Finance, Chief Financial
------------------------------            Officer and Treasurer (Principal Financial and
 David Oppenheimer                        Accounting Officer)


 /s/ GERARDO CAPIEL                       Chief Technology Officer and Director
------------------------------
 Gerardo Capiel


 /s/ RUTHANN QUINDLEN                     Director
------------------------------
 Ruthann Quindlen


 /s/ WARREN PACKARD                       Director
------------------------------
 Warren Packard


 /s/ MICHAEL BROWN                        Director
------------------------------
 Michael Brown
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


                                INDEX TO EXHIBITS



      Exhibit
      Number          Description
      -------         -----------
        4.1           Digital Impact, Inc. 1998 Stock Plan, as amended

        4.2(1)        Digital Impact, Inc. 1999 Employee Stock Purchase Plan

        5.1           Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                      Corporation

        23.1          Consent of PricewaterhouseCoopers LLP

        23.2          Consent of Counsel (contained in Exhibit 5.1)

        25.1          Power of Attorney (see signature page)

-----------------------
        (1) Incorporated by reference to Digital Impact's Registration Statement on Form S-1 (SEC File No. 333-87299), as amended, declared effective by the Securities and Exchange Commission on November 22, 1999.